EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this form 10-K of our report dated February 18, 2002 (except with respect to the matter discussed in Note 14, as to which the date is March 20, 2002) into the previously filed Registration Statement File Nos. 333-84498, 333-33972, 333-37634, 333-41717, 333-70091, 333-74591, 333-74727, 333-74879,
333-84349 and 333-90931 on Form S-8 of Omnicom Group Inc. and into the previously filed Registration Statement File Nos. 333-22589, 333-35670, 333-43883, 333-44481, 333-44483, 333-47047, 333-47342, 333-47426, 333-52828 and
333-55386 on Form S-3 of Omnicom Group Inc. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

                                                             ARTHUR ANDERSEN LLP

New York, New York
March 27, 2002